                          COPY OF TERMS AGREEMENT
                     RE ISSUE AND SALE OF FIRST MORTGAGE
                     BONDS, 6.05% SERIES, DUE 2004 IN THE
                       PRINCIPAL AMOUNT OF $80,000,000

                        TERMS AGREEMENT



                                        January 25, 1994


Indianapolis Power & Light Company
25 Monument Circle
Indianapolis, Indiana  46206-1595

Dear Sirs:

          We (the "Underwriters") understand that Indianapolis

Power & Light Company, an Indiana public utility (the "Company"),

proposes to issue and sell $80,000,000 aggregate principal amount of its First Mortgage Bonds, 6.05% Series, due 2004 (the "New

Bonds") pursuant to and in accordance with the order of the

Indiana Utility Regulatory Commission approved December 1, 1993 in Cause No. 39816.  Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase, severally and not jointly, the principal amount of New

Bonds set forth below opposite their respective names, at 99.171%

of the principal amount thereof, together with accrued interest thereon from February 1, 1994 to the Delivery Date.  The

Underwriters agree to make payment of the purchase price

specified to the order of the Company by certified or official bank check or checks payable in next-day funds settled through the New York Clearing House.  The New Bonds shall be issued and held in book-entry form.


                                             Principal
                                             Amount
               Underwriter                   of New Bonds
     -------------------------               ------------
     Dillon, Read & Co. Inc.                 $26,668,000
     Bear Stearns & Co. Inc.                  26,666,000
     A.G. Edwards & Sons, Inc.                26,666,000
                                             -----------
                         Total               $80,000,000
                                             ===========

     The New Bonds shall have the following terms:

     Maturity: February 1, 2004

     Interest Rate:      6.05%

     Initial Public Offering Price:     99.821%

     Interest Payment Dates:  February 1 and August 1

     Redemption provisions:   The New Bonds will not be subject

                              to redemption, prior to the

                              maturity thereof, except out of

                              moneys deposited with the Trustee

                              representing the proceeds of

                              mortgaged and pledged property

                              taken by the exercise of the power

                              of eminent domain or otherwise as

                              provided in paragraph B of Section

                              69 of the Mortgage, at the

                              principal amount of the New Bonds

                              so to be redeemed and accrued

                              interest to the date of redemption.

          All the provisions contained in the document entitled

"Indianapolis Power & Light Company - First Mortgage Bonds -

Underwriting Agreement Basic Provisions," a copy of which is attached as Exhibit A hereto, are incorporated by reference

herein in their entirety and shall be deemed to be a part of this

Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.  In the event of a conflict

between the provisions of Exhibit A and this Terms Agreement, the latter shall control.

          If the foregoing correctly sets forth our understanding

please indicate your acceptance thereof in the space provided below for that purpose; upon your acceptance, this letter shall constitute a binding agreement between us.


                              Very truly yours,

                              DILLON, READ & CO. INC.
                              BEAR STEARNS & CO. INC.
                              A.G. EDWARDS & SONS, INC.


                              By:  DILLON, READ & CO. INC.

                                   By  /s/ Jason D. Sweet
                                      ---------------------------
                                      Name: Jason D. Sweet
                                      Title: Senior Vice President

Accepted:

INDIANAPOLIS POWER & LIGHT COMPANY

By  /s/ Steven L. Meyer
   --------------------------
   Name: Steven L. Meyer
   Title: Treasurer

                          COPY OF TERMS AGREEMENT
                     RE ISSUE AND SALE OF FIRST MORTGAGE
                     BONDS, 7.05% SERIES, DUE 2024 IN THE
                       PRINCIPAL AMOUNT OF $100,000,000

                        TERMS AGREEMENT



                                        January 25, 1994


Indianapolis Power & Light Company
25 Monument Circle
Indianapolis, Indiana  46206-1595

Dear Sirs:

          We (the "Underwriters") understand that Indianapolis

Power & Light Company, an Indiana public utility (the "Company"),

proposes to issue and sell $100,000,000 aggregate principal

amount of its First Mortgage Bonds, 7.05% Series, due 2024 (the

"New Bonds") pursuant to and in accordance with the order of the

Indiana Utility Regulatory Commission approved December 1, 1993 in Cause No. 39816.  Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase, severally and not jointly, the principal amount of New

Bonds set forth below opposite their respective names, at 98.700%

of the principal amount thereof, together with accrued interest thereon from February 1, 1994 to the Delivery Date.  The

Underwriters agree to make payment of the purchase price

specified to the order of the Company by certified or official bank check or checks payable in next-day funds settled through the New York Clearing House.  The New Bonds shall be issued and held in book-entry form.


                                             Principal
                                             Amount
               Underwriter                   of New Bonds
     -----------------------                 ------------
     Dillon, Read & Co. Inc.                 $ 33,334,000
     Goldman, Sachs & Co.                      33,333,000
     Merrill Lynch & Co.                       33,333,000
                                             ------------
                         Total               $100,000,000
                                             ============

     The New Bonds shall have the following terms:

     Maturity: February 1, 2024

     Interest Rate:      7.05%

     Initial Public Offering Price:     99.575%

     Interest Payment Dates:  February 1 and August 1

     Redemption provisions:   Except as set forth in the next

                              succeeding paragraph, the New Bonds

                              will not be subject to redemption

                              prior to February 1, 2004, on and

                              after which the New Bonds may be

                              redeemed, as a whole at any time or

                              in part from time to time, at the

                              option of the Company, at the

                              redemption prices set forth below

                              under the heading "Redemption

                              Price" plus accrued interest to the

                              date of redemption, if redeemed

                              otherwise than in the manner

                              provided in the next paragraph:


                              If Redeemed During the
                               Twelve Months Period
                                 Ending With the
                               Thirty-First Day of
                                 January of the       Redemption
                                   Year Stated           Price
                              ----------------------- ----------
                              2005 ..................   103.31%
                              2006 ..................   102.98%
                              2007 ..................   102.65%
                              2008 ..................   102.32%
                              2009 ..................   101.99%
                              2010 ..................   101.66%
                              2011 ..................   101.32%
                              2012 ..................   100.99%
                              2013 ..................   100.66%
                              2014 ..................   100.33%

                              and at 100% if redeemed after

                              January 31, 2014.

                                   Upon the notice and in the

                              manner and with the effect provided

                              in the Mortgage, the New Bonds

                              shall be redeemable at any time by

                              the Company prior to the maturity

                              thereof out of monies deposited

                              with the Trustee representing the

                              proceeds of mortgaged and pledged

                              property taken by the exercise of

                              the power of eminent domain or

                              otherwise as provided in paragraph

                              B of Section 69 of the Mortgage, at

                              the principal amount of the New

                              Bonds to be redeemed and accrued

                              interest to the date of redemption.

          All the provisions contained in the document entitled

"Indianapolis Power & Light Company - First Mortgage Bonds -

Underwriting Agreement Basic Provisions," a copy of which is attached as Exhibit A hereto, are incorporated by reference

herein in their entirety and shall be deemed to be a part of this

Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.  In the event of a conflict

between the provisions of Exhibit A and this Terms Agreement, the latter shall control.

          If the foregoing correctly sets forth our understanding

please indicate your acceptance thereof in the space provided below for that purpose; upon your acceptance, this letter shall constitute a binding agreement between us.


                              Very truly yours,

                              DILLON, READ & CO. INC.
                              GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.


                              By:  DILLON, READ & CO. INC.

                                   By  /s/ Jason D. Sweet
                                      ---------------------------
                                      Name: Jason D. Sweet
                                      Title: Senior Vice President

Accepted:

INDIANAPOLIS POWER & LIGHT COMPANY

By  /s/ Steven L. Meyer
   --------------------------
   Name: Steven L. Meyer
   Title: Treasurer